SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Ranger advertisement	Item 1

Ranger advertisement #2	Item 2

Content of Items 1 - 2

     An Open Letter To
Computer Associates’ Customers

Dear CA Customer:

My colleagues and I at Ranger Governance, Ltd. want to bring new, independent, proven leadership to Computer Associates. Our goal is to unlock the full potential of the Company’s winning people and create a culture of continuous innovation and truly extraordinary customer service.

We believe the only way to run a software company is to focus on the customer. At CA, we will:

  Work closely with customers and listen carefully to you – so that we fully understand your business and your software needs.
  Unleash the creativity of CA professionals to drive innovation and product development, anticipate the challenges you will face in the future, and deliver the right products and services on time.
  Extend the functionality of the installed product set from the mainframe to the distributed environment of the Internet.
  Enhance the Company’s ability to provide standard-setting customer service and support by decentralizing CA into four product-centered business groups that are more nimble, creative and competitive.

We believe CA should work hard all the time to deserve your business and to win and keep your trust and confidence. We pledge that, under our leadership, Computer Associates will be a full-fledged partner on whom you can depend.

If you would like more information about us or about our plan, please visit our website at www.rangergov.com or contact us by calling Morrow & Co., Inc. at 1-800-607-0088. We welcome your questions and your comments.

Sincerely, /s/ Sam Wyly Sam Wyly Manager Ranger Governance, Ltd.

Ranger’s Plan for CA: Integrity, Innovation, and
Increased Value for Customers

IMPORTANT INFORMATION – On July 6, 2001, Ranger filed with the Commission a preliminary proxy statement in connection with the election of the nominees of Ranger (the “Ranger Nominees”) to the Computer Associates board of directors at the Computer Associates 2001 annual meeting of stockholders. Ranger will prepare and file with the Commission a definitive proxy statement regarding the election of the Ranger Nominees and may file other proxy solicitation material regarding the election of the Ranger Nominees. Investors and security holders are urged to read the definitive proxy statement and any other proxy material, when they become available, because they will contain important information. The definitive proxy statement will be sent to stockholders of Computer Associates seeking their support of the election of the Ranger Nominees to the Computer Associates board of directors. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed by Ranger with the Commission at the Commission’s website at www.sec.gov. The definitive proxy statement (when it is available) and these other documents may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 800-607-0088 or at www.rangergov.com.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates stockholders is available in the preliminary proxy statement filed by Ranger with the Commission on Schedule 14A on July 6, 2001.

This document expresses Ranger’s opinions and beliefs. In addition, the Ranger Nominees’ plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.

Why are these men suing?

Charles B. Wang Computer Associates Chairman	Sanjay Kumar Computer Associates President and CEO	Russell M. Artzt Computer Associates Executive Vice President

Do they think they can avoid a shareholder vote and keep their grip on Computer Associates?

  CA’s Board and top managers have filed a baseless lawsuit to intimidate shareholders and block an open vote and a real choice on August 29, 2001.

  They want to avoid a shareholder vote because CA stock has declined 14% in total shareholder return over the past five years, versus a software industry average of positive 169% over the same period.

  While shareholder value was declining, the CA Board awarded senior management more than $1 billion of Company stock to executives Wang, Kumar and Artzt.

  CA’s top managers have never been accountable to all shareholders – and have never faced a contested election. They are treating CA’s largest shareholder – a Swiss investor who made millions in CA stock many years ago – as though he were the only shareholder.

It’s time for accountability to all shareholders.

It’s time for growth at Computer Associates.

It’s time to choose new leadership for CA.

Ranger Governance has a plan to unlock the value and potential of Computer Associates. Ranger Governance is proposing new management under a truly independent Board of Directors. This new Board will strategically realign the company into four decentralized business units, and create a culture of innovation, accountability, extraordinary customer service, and real growth.

Integrity. Innovation. Accountability.

Increased value for CA shareholders.

Ranger: A Better Way for CA.

IMPORTANT INFORMATION – On July 6, 2001, Ranger filed with the Commission a preliminary proxy statement in connection with the election of the nominees of Ranger (the “Ranger Nominees”) to the Computer Associates board of directors at the Computer Associates 2001 annual meeting of stockholders. Ranger will prepare and file with the Commission a definitive proxy statement regarding the election of the Ranger Nominees and may file other proxy solicitation material regarding the election of the Ranger Nominees. Investors and security holders are urged to read the definitive proxy statement and any other proxy material, when they become available, because they will contain important information. The definitive proxy statement will be sent to stockholders of Computer Associates seeking their support of the election of the Ranger Nominees to the Computer Associates board of directors. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed by Ranger with the Commission at the Commission’s website at www.sec.gov. The definitive proxy statement (when it is available) and these other documents may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 800-607-0088 or at www.rangergov.com.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates stockholders is available in the preliminary proxy statement filed by Ranger with the Commission on Schedule 14A on July 6, 2001.

This document expresses Ranger’s opinions and beliefs. In addition, the Ranger Nominees’ plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.

IMPORTANT INFORMATION

          On July 6, 2001, Ranger filed with the Commission a preliminary proxy statement in connection with the election of the nominees of Ranger (the “Ranger Nominees”) to the Computer Associates board of directors at the Computer Associates 2001 annual meeting of stockholders. Ranger will prepare and file with the Commission a definitive proxy statement regarding the election of the Ranger Nominees and may file other proxy solicitation material regarding the election of the Ranger Nominees. Investors and security holders are urged to read the definitive proxy statement and any other proxy material, when they become available, because they will contain important information. The definitive proxy statement will be sent to stockholders of Computer Associates seeking their support of the election of the Ranger Nominees to the Computer Associates board of directors. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed by Ranger with the Commission at the Commission’s website at www.sec.gov. The definitive proxy statement (when it is available) and these other documents may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 800-634-4458 or at www.rangergov.com.

          Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates stockholders is available in the preliminary proxy statement filed by Ranger with the Commission on Schedule 14A on July 6, 2001.

          This document expresses Ranger's opinions and beliefs. In addition, the Ranger Nominees’ plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.